As filed with the Securities and Exchange Commission on May 17, 2005

Registration No. 333-07347

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

MICROS SYSTEMS, INC.

(Exact name of issuer as specified in its charter)

Maryland	52-1101488
(State of incorporation)	(I.R.S. Employer Identification No.)

7031 Columbia Gateway Drive
Columbia, Maryland	21046-2289
(Address of principal executive offices)	(Zip Code)

THE MICROS SYSTEMS, INC. 401(k) RETIREMENT PLAN

(Full title of plan)

[Name, address and telephone no.	[Copies to:]
of agent for service]

A. L. Giannopoulos	Wm. David Chalk, Esq.
7031 Columbia Gateway Drive	DLA Piper Rudnick Gray Cary US LLP
Columbia, Maryland 21046-2289	6225 Smith Avenue
(443) 285-6000	Baltimore, MD 21209-3600
(410) 580-3000

This Post-Effective Amendment No. 1 to Registration Statement No. 333-07347 shall become effective automatically upon the date of filing in accordance with Rules 456 and 464 promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

Explanatory Note

On July 1, 1996, MICROS Systems, Inc. (“MICROS”) filed a registration statement on Form S-8 (No. 333-07347) (the “Registration Statement”) with the Securities and Exchange Commission, registering 100,000 shares of MICROS’ common stock, current par value $0.0125 (the “Common Stock”), and an indeterminate amount of plan interests, to be offered or sold pursuant to the MICROS Systems, Inc. 401(k) Retirement Plan (herein, the “401K Plan”).  The 401K Plan Committee resolved on October 1, 2002, to discontinue the offering of the Common Stock of MICROS as an investment option in the 401K Plan, effective November 1, 2002.  The 401K Plan otherwise continues in force.  Accordingly, MICROS is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister all shares of Common Stock and such indeterminate amount of plan interests that remain unissued pursuant to the 401K Plan.

SIGNATURES

The Registrant.          Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, Howard County, in the State of Maryland on the 17th day of May, 2005.

MICROS SYSTEMS, INC.

By:	/s/ A. L. Giannopoulos
A. L. Giannopoulos
Chairman of the Board, President, and Chief Executive Officer

The Plan.  Pursuant to the requirements of the Securities Act, the 401K Plan Committee administering the 401K Plan certifies that it has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, Howard County, in the State of Maryland on the 17th day of May, 2005.

MICROS SYSTEMS, INC. 401(k)
RETIREMENT PLAN

By:	/s/Gary C. Kaufman
Gary C. Kaufman
Executive Vice President and Chief Financial Officer of MICROS Systems, Inc., and member of the 401K Plan Committee (Plan Administrator)

POWER OF ATTORNEY

The undersigned Officers and Directors of MICROS Systems, Inc., a Maryland corporation (the “Corporation”), hereby constitute and appoint A. L. Giannopoulos, the true and lawful agent and attorney-in-fact of the undersigned with full power and authority in said agent and attorney-in-fact, to sign for the undersigned and in their respective names as Officers and as Directors of the Corporation, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 relating to the MICROS Systems, Inc. 401(k) Retirement Plan and file it, with any exhibits or other related documents, with the Securities and Exchange Commission, and with full power of substitution; hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.  Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on the 17th day of May, 2005.

Signature	Title

/s/A. L. Giannopoulos	President, Chief Executive Officer, and Chairman
A. L. Giannopoulos	of the Board of Directors (Principal Executive Officer)

/s/Gary C. Kaufman	Executive Vice President, Finance and
Gary C. Kaufman	Administration, Chief Financial Officer
(Principal Financial and Accounting Officer)

/s/Louis M. Brown, Jr.	Vice-Chairman and Director
Louis M. Brown, Jr.

/s/B. Gary Dando	Director
B. Gary Dando

/s/John G. Puente	Director
John G. Puente

/s/Dwight S. Taylor	Director
Dwight S. Taylor

/s/William S. Watson	Director
William S. Watson

/s/A. L. Giannopoulos	As Attorney-in-Fact
A. L. Giannopoulos